UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2018

THE HANOVER INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13754	04-3263626
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	440 Lincoln Street, Worcester, Massachusetts	01653
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 855-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Hanover Insurance Group, Inc. (the “Company”) held its annual meeting of shareholders on May 15, 2018 (the “Annual Meeting”).  At the Annual Meeting, the Company’s shareholders elected (i) P. Kevin Condron to serve as a director in the class of directors whose terms expire at the 2019 annual meeting of shareholders and until his successor is duly elected and qualified; and (ii) Kevin J. Bradicich, Cynthia L. Egan and Harriett “Tee” Taggart to each serve as a director in the class of directors whose terms expire at the 2021 annual meeting of shareholders and until their successors are duly elected and qualified.  At the Annual Meeting, the Company’s shareholders also (1) approved an advisory vote on executive compensation, and (2) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2018.

The final voting results for each matter submitted to a vote of shareholders at the Annual Meeting are as follows:

 Item 1 – Election of Directors

Name	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
P. Kevin Condron	33,661,636	407,760	16,887	2,489,495
Kevin J. Bradicich	33,989,423	79,268	17,594	2,489,493
Cynthia L. Egan	33,958,280	112,876	15,128	2,489,494
Harriett “Tee” Taggart	33,917,723	131,695	36,866	2,489,494

Item 2 – Advisory Vote on Executive Compensation

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
33,496,621	524,504	65,158	2,489,495

Item 3 – Ratification of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstained
35,856,098	698,279	21,401

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Hanover Insurance Group, Inc.
(Registrant)

Date: May 16, 2018	By:	/s/ J. Kendall Huber
J. Kendall Huber
Executive Vice President, General Counsel and Asst. Secretary

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